EXHIBIT 31.2
CERTIFICATION UNDER SECTION 302
I, Robert J. De Vaere, certify that:
1. I have reviewed this annual report on Form 10-K/A of IDM Pharma, Inc.;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Dated: April 30, 2009

/s/ Robert J. De Vaere Robert J. De Vaere
Senior Vice President, Finance and
Administration and Chief Financial Officer
(Principal Financial and Accounting Officer)